{FILED IN THE STATE OF THE
                                                {SECRETARY OF STATE OF THE
                                                {STATE OF NEVADA
                                                {NOV 30 1970
                                                {JOHN KOONTZ-SECRETARY OF STATE
                                                {/s/ John Koontz
                                                {No. 2923-70




                                ARTICLES OF INCORPORATION

                                         OF

                                  CHAMPION VENTURES, INC.

The undersigned, natural adult persons, acting as incorporators of a corporation (hereinafter usually referred to as "the Corporation") pursuant to the provisions of the Nevada Corporation Act, hereby adopt the following Article of Incorporation for said Corporation.

                                  ARTICLE I

                                     Name

         The name of the Corporation shall be CHAMPION VENTURES, INC.

                                  ARTICLE 11

                                   Duration

        The period of duration 3f the Corporation shaII be perpetual.

                                 ARTICLE III

                             Objects and Purposes

The purposes for which the Corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada at of the United States and without limiting the generality of the foregoing, specifically:

1. To engage in exploration for and the development of mineral properties held by location, patent, contract, deed, lease, or otherwise for its own account or for the account of others, and to mine there from all and every type of mineral substance, including oil, gas, and other hydrocarbon substances.

2. To mill, smelt, retort, or otherwise refine any and all mineral substances for its own account or to- the account of others.

3.  To market any and all mineral substances before or after refinement.

4. To form, promote, and assist, financially or otherwise, corporations, syndicates, partnerships, companies, and associations of all kinds and to give any lawful guarantee in connections therewith or otherwise for the payment of money or for the performance of any

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obligations or undertakings; and to achieve the purposes and to exercise the power specified herein, either directly or through subsidiary corporations, syndicates, partnerships, companies, or other assoc ;,it ion s.

5. To acquire, own, hold, develop, maintain, operate, manage, lease, sell, exchange, convey, mortgage, dispose of, and otherwise deal in property of every nature and description, both real and personal, whether situated in the United States or elsewhere, so for as permissible by low; to pay for the same in cash the stock of this Corporation, bonds, or otherwise; to hold, exploit, end develop or in any manner to dispose of or assign the whole or city part of the property so purchased; to Produce, refine, and market any and all minerals or other products from any such operations.

6. To advance or negotiate the advance of money or interest on securities or otherwise; to lend money or negotiate loans; to draw, accept, endorse, discount, buy, sell, and deliver bills of exchange, promissory notes, bonds, debentures, coupons, and other negotiable instruments and securities; to issue on commission, subscribe for, take, acquire, and hold, sell, exchange, and deal in shares, stock, bonds, obligations, and securities of any government or authority of company.

7. Generally, to carry on and undertake any business, undertaking, transaction, or operation commonly carried on or undertaken by promotors and financiers; and to engage in any other business which may seem to the Corporation capable of being conveniently carried on in connection with the above or calculated, directly or indirectly, to enhance the value of or render profitable any of the Corporation's activities or business.

8. To have me or more offices to carry on all or any part of its business and, without restrictions or limits, to purchase or otherwise acquire and to own, hold, maintain, work, develop, sell, trade, exchange, convey, mortgage, lease, or otherwise dispose of, without limit as to amount, and in any part of the world, any property, real, personal, or mixed, and any interests and rights, in whole at in part, therein.

9. To apply for, obtain, register, lease, purchase, or otherwise acquire, hold, use, sell, trade, exchange, assign, mortgage, or otherwise dispose of trademarks, copyrights, inventions, trade norms, formulae, secret processes, and all improvements and processes used in connection with or secured under letters patent of the United States or of other countries or otherwise, and to grant licenses in respect thereto, and otherwise turn the same to account.

10. To contract with the United States, or any agency thereof, or any of the states or political subdivisions thereof,

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or with any persons in authority, municipalities, boards, bureaus, or departments, or any political subdivisions of any state or the United States or colonies or territories thereof, or any foreign countries, or any political subdivisions thereof and all corporations, firms, associations, and individuals in relation to or in connection with any of the objects, purposes, or business of the Corporation.

11. To act as a dealer for the sale of its own stocks and bonds and to execute all instruments incident to the above; to enter into underwriting agreements for the sale at its stocks and bonds or other securities; to make and enter into options for the sale of its stock, upon such terms and conditions as are permitted by the laws of the State of Nevada and the United States.

12. To indemnify officers, directors, and employees against harm or loss resulting from their actions in their capacities as such.

13. To purchase or otherwise acquire, and to hold, mortgage., pledge, sell, exchange, or otherwise dispose of securities (which term includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the some, or representing any other rights or interests therein or in any property or assets) created or issued by such persons, firms, associations, corporations, or governments or subdivisions thereof; to make payment therefor in any lawful manner; and to exercise, as owner or holder of any securities any and all rights, powers and privileges in respect thereof.

14. To lend its uninvested funds, from time to time to such extent, to such persons, firms, associations, corporations, governments, or subdivisions thereof, and on such security, if any, as Board of Directors of the Corporation may determine.

15. To endorse or guarantee the payment of principal, interest, or dividends upon and to guarantee the performance of sinking-fund or other obligations of any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the Corporation may otherwise be or become interested, of any persons, firm, association, corporation, government t or subdivision thereof, or of any other combination, organization, or entity whatsoever.

16. To conduct its business in Nevada, other states, the District of Columbia, the territories and colonies of the United States, and foreign countries and territories and colonies thereof and have one or more offices outside of this state, and to acquire, purchase, hold, mortgage, pledge, assign, transfer, and convey real and personal property out of Nevada.

17. In furtherance of and not in limitation of the powers conferred by the laws of We State of Nevada, the Board of Directors is expressly authorized without the assent or the vote of the stockholders to issue bonds, debentures, or other obligations of the Corporation, secured or unsecured, from time to time, for any of the objects or purposes a (the Corporation and to include therein such provisions as to redeemability, convertibility into stock, or otherwise, and to sell or otherwise dispose of any or all of them, and in such manner and upon such terms as the Board of Directors may deem proper and as shall be fixed and stated in a resolution or resolutions adopted by the Board of Directors.

18. To such extent as a corporation organized under the laws of the State of Nevada may now or thereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations firms, or individuals, all and everything necessary, suitable, convenient, or proper for, in connection with, or incident to the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties, and, in general, to do any and all things and exercise any and all powers, rights, and privileges with a corporation may now or thereafter be organized to do or to exercise under the laws of the State of Nevada or under any act amendatory thereof, supplemental thereto, or substituted therefor.

19. The several clauses contained in this statement of purposes shall be construed as both purposes and powers, and the statements contained in each clause shall be in nowise limited or restricted, by reference to or inference from the terms of any other clause, but shall be regarded as Independent purposes and powers, and no recitation, expression, or declaration of specific purposes or special powers herein enumerated shall be declared that all other lawful powers not inconsistent herewith are hereby included.

                                  ARTICLE IV

                                   Powers

In furtherance and not in limitation of the powers conferred by law upon corporations generally, the Corporation shall have the power:

1. To borrow money, to purchase, construct, lease, or otherwise acquire; to own, hold, use, maintain, operate, or otherwise enjoy, manage, or control; and to sell, exchange, lease, mortgage, pledge, or otherwise dispose of property of any kind or character, real, personal or mixed, tangible, or intangible, necessary, useful, or convenient to the corporation; and to acquire, hold, mortgage, pledge, or dispose of shares, bonds, or any other securities of the United States of America or any state or municipality therein or any domestic or foreign corporation or any other issuer.

2. To contract for, perform, or provide for the performance of services of any nature which a corporation may lawfully perform.

3. To act as dealer for the sale or to enter into underwriting agreements with respect to, and to grant options, to contract for the disposition of or otherwise dispose of the Corporation's stock, bonds, or other securities.

4. To indemnify officers, directors, or employees against harm or loss resulting from or arising out of their actions in the capacities as such.

5. To do everything necessary, proper, advisable, or convenient for the accomplishment of the Corporation's general purpose and all other things incidental thereto or connected therewith not then forbidden by any applicable law or these Articles of Incorporation.

                                       ARTICLE V

                                      Construction

In construing the purposes and powers of the Corporation as set forth in these Articles of Incorporation:

1. In no instance shall the enumeration of one purpose or power be construed as implying the exclusion or limitation of any other purpose or power.

2. All the purposes and powers authorized hereby shall be construed to apply to localities within or without the United States and generally shall authorize the conduct of all or any part of the Corporation's business without Nevada, subject to such limitations as may be imposed from time to time by the laws of any jurisdiction in which such business is transacted.

                                       ARTICLE VI

                                      Capital Stock

The authorized capital stock of the Corporation shall I consist of 10,000,000 shares of common stock having a par value of one cent ($0.01).

                                       ARTICLE VII

                      Limitations and Relative Rights of Capital Stock

The limitations and relative rights of shares of common stock described in
ARTICLE VI hereof shall be as follows:

1. All outstanding shares shall share equally in dividends and upon liquidation. Dividends shall be payable at the discretion of the Board of Directors of the Corporation at such times and in such amounts as it deems advisable, subject, however, to the provisions of any applicable law.

2. Each outstanding share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy.

3.  Cumulative voting shall not be allowed in the election of directors.

4. No holder of shares of common stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation may, however, in its discretion by resolution, determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said board in its discretion may determine.

5.  All shares, when issued, shall be fully paid and nonassessable.

6. The Board of Directors may create and issue at any one time, whether or not in connection with the issuance and sale of any shares of other securities, rights or options entitling the holders thereof, to purchase shares of the capital stock of the Corporation. The form of such rights or options, the terms upon which they shall be issued, the price of the shares to be purchased upon exercise thereof, and the time of exercise shall be determined by the Board of Directors; provided, however, that the consideration to be received for shares other than treasury stock shall be of a value not less than the par value thereof.

7. The Board of Directors may cause any stock issued by the Corporation to be issued subject to such lawful restriction, qualifications, limitations, or special rights as they deem fit; provided, however, that such special restrictions, qualifications, limitations, or special rights shall be conspicuously noted in summary form on the certificate evidencing ownership of such stock.

8. The judgment of the Board of Directors, as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or to sell or otherwise to dispose of, shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

                                 ARTICLE VIII

                               Place of Business

The principal office and the principal place of business of the Corporation initially shall be located in Reno, Nevada. The Board of Directors, however, from time to time, may establish such other offices, branches, subsidiaries, or divisions in such other place or places within or without the State of Nevada as it deems advisable The address of the Corporation's initial registered office in Nevada for purposes of the Nevada Corporation Act, as amended shall be:

One East First Street
Reno, Nevada 89501

The name of the Corporation's initial registered agent at the address of the aforesaid registered office for purposes of said Act shall be:

                   The Corporation Trust Company of Nevada

                                  ARTICLE IX

                                  Directors

The affairs of the Corporation shall be governed by a Board of Directors, who shall be elected in accordance with the By-laws of the Corporation. The organization and the conduct of the board shall be in accordance with the following:

1. The names and addresses of the members of the initial Board of Directors, who shall hold office until the first annual meeting of the stockholders of the Corporation or until their successors shall have been elected and qualified, are:

H. A. Hackathorn
230 West 6th Avenue
Denver, Colorado 80204

Dominick McDermott
230 West 6th Avenue
Denver, Colorado 80204

Carolyn Connelly
230 West 6th Avenue
Denver, Colorado 80204

2. Directors of the Corporation need not be residents of Nevada and shall not be required to own stock of the Corporation.

3. Meetings of the Board of Directors, regular or special, may be held within or without Nevada upon such notice as may be prescribed by the By-laws of the Corporation. Attendance of a director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

4. A majority of :he number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

5. By resolution adopted by a majority of the number of directors at any time constituting the Board of Directors, The Board of Directors may designate two or more directors to constitute an Executive Committee, which shall have and may exercise, to the extent permitted by law or in such resolution, all the authority of the Board of Directors in the management if the Corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law.

6. The number of directors of the Corporation, from time to time, may be increased or decreased solely by the action of a majority of directors present at a meeting in which a quorum is present and without the approval of the stockholders of the Corporation; provided, however, the number of director! shall not be reduced to less than three (3) nor increased to more than fifteen (15).

7. Any vacancy in the Board of Directors, however, caused or created, including those caused by on increase in the number of directors, may be filled by the affirmative we vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor is duly elected and qualified.

                                  ARTICLE X

                                   Officers

The officers of the Corporation shall consist of a President, one or more Vice Presidents as may be prescribed by the By-laws of the Corporation, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the By-laws of the Corporation. Any two or more offices may be held by the same person except the offices of President and Secretary.

                                  ARTICLE XI

The initial By-laws of the Corporation shall be adopted by its directors and thereafter the power to alter, amend, or repeal the By-laws or to adopt new By-laws shall be vested in the Board of Directors, except as may otherwise be specifically provided in the initial By-laws.

                                 ARTICLE XII

                           Meetings of Stockholders

Meetings of the stockholders of the Corporation shall be held at such place within or without Nevada and of such time as may be prescribed in the By-laws of the Corporation. Special meetings of the stockholders of the Corporation may be called by the President of the Corporation, the Board of Directors, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. At any meeting of the stockholders, except to the extent otherwise provided by low, a quorum shall consist of not less than one-half (1/2) of the shares entitled to vote at the meeting; and, if a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote thereat shall be the act of the stockholders unless the vote of a greater number is required by law.

                                 ARTICLE XIII

                       Obligation of Subscribers and Stockholders

No holder of or subscriber to any of the capital stock of the Corporation shall be under any obligation to the Corporation or its creditors with respect to such stock other than the obligation to pay the Corporation the full consideration for which such stock was issued or is to be issued.

                                 ARTICLE XIV

                       Transactions with Directors and
                           Other Interested Parties

No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Corporation, individually, or any firm with which such director is affiliated may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation, or a majority thereof, at or before the entering into such contract or transaction; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counter in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

                                  ARTICLE XV

                                 Incorporators

The name and address of each incorporator of the Corporation are as follows:

John G. Herbert
1335 South Hudson
Denver, Colorado 80222

Mary C. Lewis
25 Ash Street
Denver, Colorado 80220

Samuel E. Wing
4827 Thunderbird
Boulder, Colorado

IN WITNESS WHEREOF, The undersigned incorporators have hereunto affixed their signatures on the 20th day of November, 1970.

/s/ John G . Herbert

/s/ Mary C. Lewis

/s/ Samuel E. Wing

STATE OF COLORADO        )
                         )ss.
City and County of Denver)


I, Alec J. (Unknown last name), a Notary Public in and for the State of Colorado, hereby certify that on the 20th day of November, 1970, personally appeared before me John G. Herbert, Mary C., Lewis, and Samuel
E. Wing, who, being by me first duly sworn, declared that they are the persons who signed the foregoing Articles of Incorporation as incorporators and that the statements contained therein are true.

/s/ Alec J. (Unknown last name)
Notary Public

My commission expires December 1, 1971

(Seal)